EXHIBIT 99.1

118 Second Avenue SE, PO Box 73909
Cedar Rapids, Iowa 52407-3909
Contacts: Randy A. Ramlo, President/CEO or
Dianne M. Lyons, Vice President/CFO, 319-399-5700

Jack Evans named interim chairman of board

CEDAR RAPIDS, IOWA – October 7, 2009 – United Fire & Casualty Company (Nasdaq: UFCS) today announces that Jack B. Evans, vice chairman of our board, has been named interim chairman of the board of directors. Evans will immediately assume the post left vacant by the untimely passing of J. Scott McIntyre Jr., who died on Tuesday, October 6, after serving as our chairman for the past 34 years.

Evans has been a member of our board of directors since 1995. He is president of the Hall-Perrine Foundation, a private philanthropic corporation located in Cedar Rapids, Iowa. He has held this position since 1996. From 1993 to 1995, Evans served as president of SCI Financial Group, a regional financial services firm providing brokerage, insurance and related services to its clients.

“Over the past 15 years, Jack had the opportunity to work closely with Scotty on many different initiatives for our company, gaining a unique insight into our operations and history,” said United Fire President and CEO Randy Ramlo. “Jack’s long-time association with our company, his knowledge of the business we write and his understanding of our corporate culture make him the ideal choice for interim chairman. We are very pleased that Jack has stepped up to take on this role and we know that Scotty would also be pleased.”

Our board plans to appoint individuals to permanent roles of chairperson and vice chairperson at a regularly scheduled board meeting on November 20, 2009.

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United Fire & Casualty Company is a regional insurer that, along with its insurance subsidiaries, offers personal and commercial property and casualty insurance and life insurance. The company markets its products principally through its regional offices in Cedar Rapids, Iowa (company headquarters); Denver, Colorado; and Galveston, Texas. For the 17th consecutive year, United Fire & Casualty Company has been named to the Ward’s 50, a respected benchmark group of the industry’s top-performing insurance companies. For the fourth consecutive year, our subsidiary, United Life Insurance Company, has been named to the Ward’s 50 Life & Health Insurance Companies. In 2009, for the third consecutive year, United Fire was named to Audit Integrity’s Top 100 list of companies that demonstrate high corporate integrity. United Fire is rated A (Excellent) by A.M. Best Company. For more information about United Fire & Casualty Company and its products and services, visit www.unitedfiregroup.com.

Disclosure of forward-looking statements
This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “continues,” “seeks,” “estimates,” “predicts,” “should,” “could,” “may,” “will continue,” “might,” “hope” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 2, 2009, and in our report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on July 31, 2009. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.

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